Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-43369, No. 333-43371, No. 333-37331, No. 333-09447, No. 33-31538, No. 33-43210, No. 33-43211, No. 33-50465, No. 33-50467, No. 33-56219, No. 333-49722, No. 333-70280, No. 333-102041 and No. 333-114767 on Form S-8, Registration Statement No. 333-97199 on Form S-3 and Amendment No. 1 to Registration Statement No. 333-123012 on Form S-3 of our report on the financial statements and financial statement schedules of The New York Times Company dated February 23, 2006, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment," as revised, effective December 27, 2004 and the Company's adoption of FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligation—an interpretation of FASB Statement No. 143," effective December 25, 2005, and our report dated February 23, 2006, relating to management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of The New York Times Company for the year ended December 25, 2005.

/s/ Deloitte & Touche LLP
New York, New York
February 23, 2006